Exhibit 10.2

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) by and between Christopher M. Starr, Ph.D. (“Executive”) and Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), is made effective as of the date Executive signs this Agreement (the “Effective Date”) with reference to the following facts:

A. Executive’s employment with the Company and status as an officer and employee of the Company and each of its affiliates will end effective upon the Resignation Date (as defined below).

B. Executive and the Company want to end their relationship amicably and also to establish the obligations of the parties including, without limitation, all amounts due and owing to the Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1. Resignation Date. Executive acknowledges and agrees that his status as an officer and employee of the Company and as an officer of the Company’s subsidiaries will end effective as of December 31, 2014 (the “Resignation Date”). Executive hereby agrees to execute such further document(s) as shall be determined by the Company as necessary or desirable to give effect to the termination of Executive’s status as an officer of the Company and each of its subsidiaries; provided that such documents shall not be inconsistent with any of the terms of this Agreement. Executive will continue to serve as a non-employee director on the Board of Directors of the Company (the “Board”) following the Resignation Date. Between the Effective Date through the Resignation Date, Mr. Starr’s employment agreement with the Company entered into as of May 1, 2006, as amended on January 1, 2009 (the “Employment Agreement”), shall continue in effect.

2. Transition. Executive acknowledges and agrees that effective July 7, 2014, the Executive Vice President Strategy and Chief Operational Officer will be promoted to President and Chief Executive Officer Designate with the expectation that she will be appointed Chief Executive Officer on January 1, 2015.

3. Transition Consulting Services.

(a) Consulting Period. During the period of time (the “Consulting Period”) commencing on the Resignation Date and ending on the earlier of the first anniversary of the Resignation Date or the date the Company terminates the services hereunder for Cause (as defined in the Employment Agreement) or Executive terminates the services hereunder for any reason (the “Consulting Period End Date”), Executive shall be available to provide services to the Company, on a non-exclusive basis, as a consultant and shall provide such transition services (the “Transition Services”) as necessary in Executive’s areas of expertise and work experience and responsibility as may be requested by the Chief Executive Officer of the Company at times reasonably agreeable to Executive and the Company’s Chief Executive Officer. During the Consulting Period, Executive will report to the Chief Executive Officer of the Company. Executive acknowledges and agrees that, during the Consulting Period, Executive shall not, directly or indirectly, become employed by or provide assistance to any competitor of the Company that is involved in drug development for nephropathic cystinosis, nonalcoholic fatty liver disease, Huntington’s disease (HD), and Leigh syndrome or other mitochondrial disease. During the Consulting

Period, Executive reaffirms his commitment to remain in compliance with that certain Employee Invention Assignment and Confidentiality Agreement entered into between Executive and the Company, as of May 1, 2006 (the “Confidentiality Agreement”), it being understood that the term “employment” as used in the Confidentiality Agreement shall include the Transition Services during the Consulting Period. Executive and the Company acknowledge and agree that the intent of the parties hereto is that Executive serve the Company during the Consulting Period at the average rate of not more than eight hours per week.

(b) Consulting Fees. In exchange for the performance of the Transition Services and subject to continuing compliance by Executive with the terms of the Confidentiality Agreement, for the Consulting Period, the Company shall pay to Executive monthly consulting fees as an independent contractor (the “Consulting Fees”) in an amount equal to $20,000 per month. The Consulting Fees will be paid to Executive in accordance with the Company’s standard payment procedures for consultants and independent contractors and will be in addition to fees and other compensation Executive will be entitled to as a non-employee member of the Board.

(c) Benefits. As an independent contractor, Executive understands and agrees that, while performing any services for the Company after the Resignation Date, Executive shall not be eligible to participate in or accrue benefits under any Company benefit plan for which status as an employee of the Company is a condition of such participation or accrual. To the extent that Executive were deemed eligible to participate, as an employee, in any Company benefit plan, he hereby waives his participation.

(d) Stock Options. Until the later of (i) the Consulting Period End Date and (ii) the end of the period Executive continues to serve as a non-employee director on the Board (through such later date, the “Service Period”), Executive’s options to purchase shares of Company common stock (collectively, “Options”) shall continue to vest and become exercisable in accordance with their original vesting schedules. At the end of the Service Period, Executive’s unvested equity awards shall be forfeited.

Options held by Executive that are vested as of the end of the Service Period, other than Options granted to Executive in 2010, shall remain exercisable until the earlier of (i) eighteen months after Executive’s termination of Continuous Services, or (ii) the original expiration date of the Option. Options held by Executive that are vested as of the end of the Service Period and that were granted to Executive in 2010 shall be deemed amended to the extent necessary to provide that the vested portion thereof shall remain exercisable until the earlier of (i) twelve months after Executive’s termination of Continuous Services, and (ii) the original expiration date of the Option. Executive acknowledges that to the extent the Options granted in 2010 constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), they shall be deemed modified for the purposes of Section 424 of the Code and, to the extent the exercise price thereof is lower than the fair market value of the Company’s common stock as of the date Executive signs this Agreement, such Option shall no longer qualify as incentive stock options and Executive will lose the potentially favorable tax treatment associated with such Options.

(e) Independent Contractor Status. Executive and the Company acknowledge and agree that, during the Consulting Period, Executive shall be an independent contractor. During the Consulting Period and thereafter, Executive shall not be an agent or employee of the Company and shall not be authorized to act on behalf of the Company. The

Company will not make deductions for taxes from any Consulting Fees paid hereunder. Personal income and self-employment taxes for Consulting Fees paid to Executive hereunder shall be the sole responsibility of Executive. Executive agrees to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties resulting from any failure by Executive to make required personal income and self-employment tax payments with respect to the Consulting Fees.

4. Final Paycheck; Payment of Accrued Wages and Expenses.

(a) Final Paycheck. As soon as administratively practicable on or after the Resignation Date, the Company will pay Executive all accrued but unpaid base salary and all accrued and unused vacation or other paid time off earned through the Resignation Date, subject to standard payroll deductions and withholdings. Executive is entitled to these payments regardless of whether Executive executes this Agreement or a Release of Claims (as defined below).

(b) Annual Bonus. The Company shall pay Executive the annual bonus earned by Executive for fiscal year 2014, based on actual performance for fiscal year 2014, payable in a single cash lump sum on the regularly scheduled payment date under the applicable Company bonus plan or program. Executive is entitled to this payment regardless of whether Executive executes this Agreement or a Release of Claims (as defined below).

(c) Business Expenses. The Company shall reimburse Executive for all outstanding expenses incurred prior to the Resignation Date which are consistent with the Company’s policies in effect from time to time with respect to travel and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses, including, without limitation, expenses incurred pursuant to Executive’s services as a director of any of the Company’s subsidiaries. Executive is entitled to these payments regardless of whether Executive executes this Agreement or a Release of Claims (as defined below).

5. Separation Payments and Benefits. Without admission of any liability, fact or claim, the Company hereby agrees, subject to Executive delivering to the Company a General Release of Claims substantially in the form attached hereto as Exhibit A (the “Release of Claims”) within twenty-three (23) days following the Resignation Date and Executive not revoking the Release of Claims within the seven (7)-day period following his execution of such agreement (the “Revocation Period) and Executive’s performance of his continuing obligations pursuant to this Agreement and the Confidentiality Agreement, to provide Executive the severance benefits set forth below. Specifically, the Company and Executive agree as follows:

(a) Severance. For the twelve (12)-month period commencing on the Resignation Date (the “Severance Period”), Executive shall receive the continued payment of his base salary (the aggregate amount for such twelve (12)-month period, $471,500), subject to continuing compliance by Executive with the terms hereof, the Confidentiality Agreement and the Release of Claims. Such payment shall be made in substantially equal installments on a periodic basis in accordance with the Company’s normal payroll practices; provided, however, that the first payment under this section shall be made on the first payroll date following the expiration of the Revocation Period without Executive having revoked the Release of Claims and with the first such payment to include any installments not made prior to the expiration of the Revocation Period.

(b) Bonus. The Company shall pay Executive an amount equal to $235,750, which represents 100% of Executive’s bonus target for fiscal year 2014, less required withholding taxes, such payment to be made in a single cash lump sum no later than ten (10) days following the date that is seven (7) days after the expiration of the Revocation Period without Executive having revoked the Release of Claims.

(c) Healthcare Continuation Coverage. If Executive elects to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall directly pay, or reimburse Executive for, that portion of the premium for Executive and Executive’s covered dependents necessary such that Executive contributes the same amount to COBRA coverage as Executive contributed to medical, dental and vision coverage prior to the date of this Agreement, such payment or reimbursement to continue until the earliest of (i) the end of the Severance Period, (ii) the date Executive becomes eligible for comparable coverage under another employer’s plans or (iii) the date Executive is no longer eligible for COBRA coverage, provided that Executive submits documentation to the Company substantiating his payments for COBRA coverage. Any such reimbursement payments, if applicable, shall be made to Executive no later than twenty (20) days after Executive’s submission of documentation to the Company substantiating his payments for COBRA coverage. After the Company ceases to pay premiums pursuant to the preceding sentence, Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA.

(d) Taxes. Executive understands and agrees that all payments under this Agreement will be subject to appropriate tax withholding and other deductions. To the extent any taxes may be payable by Executive for the benefits provided to him by this Agreement beyond those withheld by the Company, and to the extent the Company withheld the proper amounts and remitted them timely to the proper governmental entities, Executive agrees to pay them himself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties, and associated attorneys’ fees and costs, resulting from any failure by him to make required payments. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Code, such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

(e) SEC Reporting. Executive acknowledges that to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), he has continuing obligations under Section 16(a) and 16(b) of the Exchange Act to report his transactions in Company common stock while he is serving as a director on the Board and for six (6) months following the date he ceases to serve as a director on the Board. Executive hereby agrees not to undertake, directly or indirectly, any reportable transactions which include, but are not limited to, buying, selling or otherwise disposing of any common stock of the Company held by Executive without first preclearing such transaction with the Company’s Chief Compliance Officer until the end of such periods.

(f) Sole Separation Benefit. Executive agrees that the payments provided by this Section 5 are not required under the Company’s normal policies and procedures and are provided as a severance solely in connection with this Agreement and the

Release of Claims. Executive acknowledges and agrees that the payments referenced in this Section 5 constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement and the Release of Claims.

6. Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and the termination thereof. Executive further acknowledges that, other than the Confidentiality Agreement and the Indemnity Agreement between Executive and the Company (the “Indemnification Agreement”) attached as Exhibit B, and the agreements evidencing the Options (the “Option Agreements”), this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, any offer letter, employment agreement, severance and/or change in control agreement, and each such agreement other than the Option Agreements and the Indemnification Agreement shall be deemed terminated and of no further effect as of the Resignation Date.

7. Executive’s Release of the Company. Executive agrees that the consideration set forth in this Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).

(a) Executive, on his own behalf and on behalf of his family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

(i) any and all claims relating to or arising from Executive’s employment relationship with Company and the termination of that relationship;

(ii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(iii) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining

Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

(iv) any and all claims for violation of the federal or any state constitution;

(v) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(vi) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(vii) any and all claims for attorneys’ fees and costs.

(b) Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement, the Option Agreements, or the Indemnification Agreement. This release does not release claims or rights that cannot be released as a matter of law, including, but not limited to, claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code section 2802 regarding indemnity for necessary expenditures or losses by Executive) any other indemnification, defense, or hold-harmless rights Executive may have, and Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or California Department of Fair Employment and Housing claims of discrimination, harassment or retaliation; provided, however, that Executive does release his right to obtain damages for any such claims. This release does not release claims or rights that the Executive may have as a shareholder of the Company or for benefits under any benefit plan or to participation in any such plan pursuant to the terms thereof or applicable law.

(c) Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

8. Non-Disparagement, Transition, Transfer of Company Property and Limitations on Service. Executive further agrees that:

(a) Non-Disparagement. Executive agrees that he shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. The Company agrees that it shall not, and it shall instruct its officers and members of the Board to not, disparage, criticize or defame Executive, either publicly or privately. Nothing in this Section 8(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.

(b) Transition. Each of the Company and Executive shall use their respective reasonable efforts to cooperate with each other in good faith to facilitate a smooth transition of Executive’s duties to other executive(s) of the Company.

(c) Transfer of Company Property. On or before the Resignation Date, Executive shall turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which he has in his possession, custody or control at the Resignation Date; provided that during the Consulting Period, Executive will continue to keep his cell phone service, email, laptop and other equipment necessary to perform the Transition Services.

9. Executive Representations. Executive warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on his behalf, he will use reasonable best efforts to immediately cause it to be withdrawn and dismissed, , and (b) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, .

10. No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.

11. Non-Solicitation. Without limiting the Confidentiality Agreement, Executive hereby agrees that Executive shall not, at any time during the Consulting Period or within the one (1) year period immediately following the Resignation Date, directly or indirectly, either for himself or on behalf of any other person, recruit or otherwise solicit or induce any employee or consultant of the Company to terminate its employment or arrangement with the Company, or otherwise change its relationship with the Company. Notwithstanding the foregoing, nothing herein shall prevent Executive from directly or indirectly hiring any individual who submits a resume or otherwise applies for a position in response to a publicly posted job announcement or otherwise applies for employment with any person with whom Executive may be associated absent any violation of Executive’s obligations pursuant to the preceding sentence.

12. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California.

13. Miscellaneous. This Agreement, collectively with the Confidentiality Agreement, the Indemnification Agreement, the Option Agreements and the form of General Release of Claims attached as Exhibit A hereto comprise the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof. Executive acknowledges that there are no other agreements, written, oral or implied, and that he may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. The Company shall reimburse Executive for the reasonable attorneys’ and professional tax or financial advisors’ fees and related expenses and disbursements incurred by Executive in connection with Executive’s separation of employment with the Company and the negotiation and preparation of this Agreement, in an aggregate amount not to exceed $10,000.

14. Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

15. Maintaining Confidential Information. Executive reaffirms his obligations under the Confidentiality Agreement. Executive acknowledges and agrees that the payments provided in Sections 3 and 5 above shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement.

16. Executive’s Cooperation. After the Resignation Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during his employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment and the Company shall pay Executive a mutually agreed upon daily rate for any such cooperation (other than for de minimis amounts of time and testimony under oath) after the Consulting Period and shall reimburse Executive for his actual, reasonable, out-of-pocket expenses incurred in connection with providing any such cooperation.

(Signature page(s) follow)

IN WITNESS WHEREOF, the undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: July 7, 2014

/s/ Christopher M. Starr
Christopher M. Starr, Ph.D.

RAPTOR PHARMACEUTICAL CORP.

DATED: July 7, 2014

	By:	Llew Keltner, M.D., P.h.D.
Llew Keltner, M.D., P.h.D.
Chairman of the Board of Directors

S-1

EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of             , between Christopher M. Starr, Ph.D. (“Executive”) and Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”) (collectively referred to herein as the “Parties”), effective eight (8) days after Executive’s signature hereto (the “Effective Date”), unless Executive revokes his acceptance of this Release as provided in Paragraph 1(c), below.

1. Executive’s Release of the Company.

(a) Executive, on his own behalf and on behalf of his family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Release, including, without limitation:

(i) any and all claims relating to or arising from Executive’s employment relationship with Company and the termination of that relationship;

(ii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(iii) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

(iv) any and all claims for violation of the federal or any state constitution;

(v) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(vi) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of the Transition and Separation Agreement entered into between the Parties as of July 7, 2014 (the “Transition and Separation Agreement”); and

(vii) any and all claims for attorneys’ fees and costs.

(b) Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Transition and Separation Agreement, the Option Agreements, or the Indemnification Agreement (each as defined in the Transition and Separation Agreement). This release does not release claims or rights that cannot be released as a matter of law, including, but not limited to, claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code section 2802 regarding indemnity for necessary expenditures or losses by Executive) any other indemnification, defense, or hold-harmless rights Executive may have, and Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or California Department of Fair Employment and Housing claims of discrimination, harassment or retaliation; provided, however, that Executive does release his right to obtain damages for any such claims. This release does not release claims or rights that the Executive may have as a shareholder of the Company or for vested benefits under any benefit plan or to continued participation in any such plan pursuant to the terms thereof or applicable law.

(c) Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive acknowledges that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Release; (b) he has twenty-one (21) days within which to consider this Release; (c) he has seven (7) days following his execution of this Release to revoke this Release; (d) this Release shall not be effective until after the revocation period has expired and Executive will not receive the severance benefits provided by Section 5 of the Transition and Separation Agreement; and (e) nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Release and returns it to the Chief Financial Officer in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Release. To revoke his acceptance of this Release, Executive must contactthe Chief Financial Officer by facsimile at 415-382-8002 no later than 5 p.m. on the 7th day following Executive’s signature of this Release.

(d) California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

2. Executive Representations. Executive represents and warrants that:

(a) To Executive’s knowledge, Executive has returned to the Company all Company property in Executive’s possession and if he discovers additional Company property in his possession he will promptly return it to the Company;

(b) Except as Executive has informed the Company in writing, Executive is not owed wages, commissions, bonuses or other compensation, other than any payments that become due under Sections 3 and 5 of the Transition and Separation Agreement;

(c) During the course of Executive’s employment Executive did not sustain any injuries for which Executive might be entitled to compensation pursuant to worker’s compensation law or Executive has disclosed any injuries of which he is currently, reasonably aware for which he might be entitled to compensation pursuant to worker’s compensation law;

(d) From the date Executive executed the Transition and Separation Agreement through the date Executive executes this Release, Executive has not made any disparaging comments about the Company, nor will Executive do so in the future; and

(e) Executive has not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will Executive do so in the future with respect to any claims released hereby, except as specifically allowed by this Release.

3. Maintaining Confidential Information. Executive reaffirms his obligations under that certain Employee Invention Assignment and Confidentiality Agreement entered into between Executive and the Company, as of May 1, 2006 (the “Confidentiality Agreement”). Executive acknowledges and agrees that the payments provided in Sections 3 and 5 of the Transition and Separation Agreement shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement.

4. Non-Solicitation. Executive reaffirms his obligations pursuant to Section 11 of the Transition and Separation Agreement.

5. Cooperation with the Company. Executive reaffirms his obligations to cooperate with the Company pursuant to Section 16 of the Transition and Separation Agreement.

6. Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

7. Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

8. Integration Clause. This Release and the Transition and Separation Agreement, the Confidentiality Agreement, Indemnification Agreement and the Option Agreements contain the Parties’ entire agreement with regard to the transition and separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and the Chief Executive Officer of the Company.

9. Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.

10. Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

(Signature page(s) follow)

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EXECUTIVE	RAPTOR PHARMACEUTICAL CORP.

Christopher M. Starr, Ph.D.	By:
Title:

Date:	Date: